                                                                    EXHIBIT 4-a



                       SOUTHWESTERN BELL TELEPHONE COMPANY

                              OFFICERS' CERTIFICATE

                      6 7/8% Debentures due March 31, 2048

                       Pursuant to Section 2.02(a) of the
                           Indenture Identified Below

                  The undersigned, Donald E. Kiernan, Vice President of Southwestern Bell Telephone Company (the "Telephone Company"), and Roger W. Wohlert, Treasurer of the Telephone Company, acting pursuant to an authorization contained in certain resolutions duly adopted by the Board of Directors of the Telephone Company on October 2, 1997, do hereby determine and establish the following terms for a series (the "Series") of the Telephone Company's debt securities (the "Securities") to be issued under an Indenture, dated as of February 1, 1985, as supplemented by the First Supplemental Indenture, dated as of June 1, 1991 (together, the "Indenture"), from the Telephone Company to The Bank of New York, as Trustee (terms defined in the Indenture shall have the meanings as so defined when used herein, unless otherwise defined herein):

(1)    Title of Securities                         6 7/8% Debentures due March 31,
       of the Series:                              2048


(2)    Limit, if any, upon the aggregate
       principal amount of Securities of the
       Series which may be authenticated
       and delivered under the Indenture
       (except for Securities authenticated
       and delivered upon registration of
       transfer of, or in exchange for, or in
       lieu of, other Securities of the Series
       pursuant

       to Sections 2.08, 2.09, 2.12, 3.06              $200,000,000
       or 9.05 of the Indenture):

(3)    Date or dates on which the principal            March 31, 2048 (subject to
       of Securities of the Series is due and          adjustment as set forth in Schedule
       payable:                                        A hereto) ("Maturity Date").

(4)    With respect to interest on Securities
       of the Series:

       (a)     The rate or rates at which              6 7/8% per annum on non-overdue
               Securities of the Series shall          principal and (to the extent that the
               bear interest:                          payment of such interest shall be
                                                       legally enforceable) on any
                                                       overdue principal and any overdue
                                                       installment of interest.
       (b)     The method of calculating
               such rate or rates of interest:         Not applicable.

       (c)     The date from which such                March 10, 1998, or from the most
               interest shall accrue:                  recent March 31, June 30,
                                                       September 30 or December 31 to
                                                       which interest has been paid or
                                                       duly provided for, until the
                                                       principal thereof is paid or made
                                                       available for payment.

       (d)     The dates on which such                 March 31, June 30, September 30
               interest shall be payable               or December 31, commencing
               ("Interest Payment Dates"):             June 30, 1998.

       (e)     Record dates for interest               The close of business on March
               payable on any interest                 15, June 15, September 15 or
               payment date:                           December 15 (even if a Legal
                                                       Holiday), as the case may
                                                       be, next preceding an
                                                       Interest Payment Date
                                                       shall be the "Regular
                                                       Record Date" for the
                                                       interest payable on such
                                                       Interest Payment Date; a
                                                       special record date shall
                                                       be fixed for the payment
                                                       of defaulted interest in
                                                       accordance with Section
                                                       2.14 of the Indenture.

(5)    Place or places where the principal             At the office or agency of the
       of and interest on Securities of the            Telephone Company maintained
       Series shall be payable:                        for such purpose in the Borough of
                                                       Manhattan, The City of
                                                       New York, State of New
                                                       York, which at the date
                                                       hereof is the principal
                                                       corporate trust office of
                                                       the Trustee, and at any
                                                       other office or agency
                                                       maintained by the
                                                       Telephone Company for
                                                       such purpose, provided,
                                                       however, that at the
                                                       option of the Telephone
                                                       Company it may pay
                                                       interest by check or
                                                       draft mailed to the
                                                       Holder's address as it
                                                       appears on the register
                                                       for Securities of the
                                                       Series.

(6)    With respect to redemption, in whole
       or in part, of Securities of the Series
       at the option of the Telephone Company:

       The Securities of the Series are not redeemable prior to March 31, 2003 except as set forth below. On or after March 31, 2003 and prior to the Maturity Date, the Telephone Company, at its option, may redeem all or from time to time any part of the Securities of the Series upon not less than 30 days but not more than 60 days notice at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest to the date of redemption (the "Redemption Price")

       If a Tax Event (as defined in Schedule A hereto) occurs and, in the opinion of nationally recognized independent tax counsel, there would, notwithstanding any shortening of the Maturity (as defined in Schedule A hereto) of the Securities, be more than an insubstantial risk that interest paid by the Telephone Company on the Securities is not, or will not be, deductible, in whole or in part, by the Telephone Company for United States federal income tax purposes, the Telephone Company will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Securities in whole (but not in part) on not less than 30 nor more than 60 days' notice mailed to holders of the Securities at the Redemption Price.

(7)    With respect to the mandatory
       redemption or purchase of
       Securities of the Series:

       (a)     Any provisions for a sinking
               fund or analogous provisions
               or for mandatory redemption
               upon the happening of a
               specified event or for
               redemption or purchase at the
               option of a Holder:                     Not applicable.

       (b)     The period or periods within
               which such redemptions or
               purchases must be made:                 Not applicable.

       (c)     The applicable price or prices
               at which such redemptions or
               purchases must be made:                 Not applicable.

       (d)     The terms and conditions of
               such redemptions or
               purchases:                              Not applicable.

(8)    Denominations in which Securities
       of the Series are issuable:                     $25 and integral multiples thereof.

(9)    If other than the principal amount
       thereof, the portion of the principal
       amount of Securities of the Series
       payable on declaration of
       acceleration pursuant to Section
       6.02 of the Indenture:                          Not applicable.

(10)   (a) Whether Securities of the Series
       are issuable as Registered Securities,
       Unregistered Securities (with or without
       Interest coupons), or any combination
       thereof:                                        Registered Securities only.

       (b)     Any restrictions applicable to
               the offering or sale of
               Unregistered Securities:                Not applicable.

       (c)     Whether, and the terms upon
               which, Unregistered
               Securities

               of the Series may be
               exchanged for Registered
               Securities of the Series
               and vice versa:                         Not applicable.

(11)   With respect to the payment of
       additional amounts on Securities of
       the Series held by a person who is
       not a U.S. person in respect of taxes
       or similar charges withheld or
       deducted:

       (a)     Whether and under what
               circumstances such payments
               will be made:                           Not applicable.

       (b)     If such additional amounts are
               to be paid, whether the
               Telephone Company will
               have the option to redeem
               such Securities of the Series
               rather than pay such
               additional amounts:                     Not applicable.

(12)   Whether the Securities of the Series            The Securities of the Series will be
       are issuable in whole or in part in             represented by a Global Security
       the form of one or more Global                  or Securities to be deposited with
       Securities, and in such case, the               The Depository Trust Company, as
       Depository for such Global                      Depository, in accordance with its
       Securities or Securities:                       "book-entry" procedures.

(13)   The currency or currencies in which
       payment of the principal of and
       interest on the Securities of the
       Series shall be payable:                        U.S. Dollars.

(14)   Whether the amount or payments of
       principal of or interest on the
       Securities of the Series may be
       determined with reference to an
       index and, in such case, the manner in
       which such amounts shall be
       determined:                                     Not applicable.

(15)   Any other covenants or terms of
       Securities of the Series, including
       any additional restrictive covenants
       not described above or any terms required
       by United States laws or regulations or
       advisable in connection with the marketing
       of Securities of the Series:                    None.

(16)   Initial public offering price of
       Securities of the Series:                       100% of their principal amount.

(17)   Underwriters' commission or discount as
       a percentage of the principal amount of
       Securities of the Series to be issued:          3.15% in the case of retail sales; 2%
                                                       in the case of institutional sales.

(18)   Agency fees as a percentage of the
       principal amount of Securities of the
       Series to be issued:                            Not applicable.

(19) Attached to this Certificate as Exhibit A is a specimen of the Securities of the Series, which is hereby approved.

(20) Attached to this Certificate as Exhibit B is the form of the Underwriting Agreement
       (including Schedules I and II thereto), which is hereby approved, relating to the offering and sale of the Securities of the Series.

               IN WITNESS WHEREOF, we have executed this Certificate on behalf of the Telephone Company.

Dated:  March 5, 1998

                                                     /s/ Donald E. Kiernan
                                                     ---------------------------
                                                     Donald E. Kiernan
                                                     Vice President



                                                     /s/ Roger W. Wohlert
                                                     ---------------------------
                                                     Roger W. Wohlert
                                                     Treasurer

                                   Schedule A


               Upon the occurrence of a Tax Event, the Telephone Company will have the right to change the Maturity Date of the Securities to an earlier date ("shorten the Maturity") to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the Maturity, interest paid on the Securities will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such a minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Telephone Company, after receipt of an opinion of such counsel regarding the applicable legal standards. In the event that the Telephone Company elects to exercise its right to shorten the Maturity of the Securities upon the occurrence of a Tax Event, the Telephone Company will mail a notice of shortened maturity to each Holder of the Securities by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new Maturity Date of the Securities. Such notice shall be effective immediately upon mailing.

               "Tax Event" means that the Telephone Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after March 5, 1998, there is more than an insubstantial increase in the risk that interest paid by the Telephone Company on the Securities is not, or will not be, deductible, in whole or in part, by the Telephone Company for United States federal income tax purposes.